U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Great Western Land and Recreation, Inc.

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GREAT WESTERN LAND AND RECREATION, INC.
7373 N SCOTTSDALE ROAD, SUITE C-140
SCOTTSDALE, AZ 85253

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Great Western Land and Recreation, Inc.:

The annual meeting of stockholders of Great Western Land and Recreation, Inc. (“We” or “the Company”) will be held at ___located at ___on Friday, October 15, 2004 at 3:00 P.M. local time (“the Annual Meeting”), for the following purposes:

1.	To elect four directors of our Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified, or until the earlier of their resignation or removal.

2.	To ratify the selection of Grant Thornton LLP as our auditors for the fiscal year ending September 30, 2004.

3.	To amend our Articles of Incorporation to increase the authorized common stock from 30,000,000 to 45,000,000.

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on August 10, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your vote is very important to us. Whether or not you expect to be present at the Annual Meeting, please vote as soon as possible by signing, dating and returning the proxy card in the enclosed postage-paid envelope. The proxy may be revoked in writing prior to the Annual Meeting or, if you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

By order of the Board of Directors

Jay N. Torok
Chief Executive Officer

1

GREAT WESTERN LAND AND RECREATION, INC.
7373 N SCOTTSDALE ROAD, SUITE C-140
SCOTTSDALE, AZ 85253

PROXY STATEMENT

     This statement and the accompanying notice and proxy card are furnished in connection with the solicitation by the Board of Directors (“the Board”) of Great Western Land and Recreation, Inc. of proxies to be used at our annual meeting of stockholders to be held on Friday, October 15, 2004 at 3:00 P.M. local time at ___located at ___and at any adjournment or postponement thereof (“the Annual Meeting”). This statement and the accompanying notice and proxy card are first being mailed to stockholders on or about August 24, 2004.

     Whether or not you plan to attend the Annual Meeting, the Board encourages you to vote your shares via mail as more fully described in the proxy card. All shares represented by valid proxies will be voted as specified. If no specification is made, the proxies will be voted in favor of:

1.	The election of four directors of our Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified, or until the earlier of their resignation or removal.

2.	The ratification of the selection of Grant Thornton LLP as our auditors for the fiscal year ending September 30, 2004.

3.	To amend our Articles of Incorporation to increase the authorized common stock from 30,000,000 to 45,000,000.

     If other matters properly come before the Annual Meeting, all shares validly represented by proxies will be voted in accordance with the discretion of the appointed proxies.

Record Date and Quorum

     The Board has fixed the close of business on August 10, 2004, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 20,885,399 shares of our common stock issued, outstanding and entitled to vote. Each holder of common stock of record is entitled to cast, in person or by proxy, one vote for each share of common stock held by such stockholder as of the close of business on the record date.

     The presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. Abstentions, withheld votes and broker non-votes are included in determining whether a quorum is present. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

Required Vote

     A plurality of the votes duly cast at the Annual Meeting is required for the election of Directors (Proposal 1). The four Director-nominees receiving the highest number of votes will be elected. Withheld votes and broker non-votes are not treated as votes cast and, therefore, will have no effect on the proposal to elect Directors. The affirmative vote of a majority of the votes duly cast at the Annual Meeting is required to approve the selection of the independent auditors (Proposal 2) and to amend our Articles of Incorporation to increase the Company’s authorized share capital (Proposal 3). Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the approval of Proposal 2.

Revocation of Proxies

     You may revoke your proxy at any time before it is exercised by submitting to our Secretary a written notice of revocation or a properly executed proxy of a later date, or by attending the Annual Meeting and voting in person.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board consists of four Directors. Directors hold office until the next Annual Meeting or until their successors have been duly elected and qualified, or until the earlier of their resignation or removal. On November 21, 2002, stockholders holding a majority of our outstanding shares of common stock signed a written consent electing Jay N. Torok, William Szilagyi, Roger B. Clark and Daniel Tracy to the Board. From the time of Mr. Szilagyi’s death in April, 2003 until August 16, 2004, the Board consisted of only three members. On August 16, 2004, the Board appointed David J. Weber to fill the vacancy created by the death of Mr. Szilagyi.

     Proxies will be voted FOR the election of the following nominees, unless you withhold your vote on your proxy card. The Board has no reason to believe that any of these nominees will be unable to serve. If, however, any one of them should become unavailable, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

     Jay N. Torok, 65, has served as Chairman of our board of directors, President and Chief Executive Officer from our inception in 1988 until early 1992. He again agreed to serve as our Chairman in 1994, and has held that position since that date. During these periods, Mr. Torok served in various positions with our subsidiary companies, including First National Realty Associates of Georgia, Inc. and Hamer Holding Group, Inc. In mid-1992, together with these subsidiaries, we filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code. All petitions were voluntarily converted to Chapter 7 liquidations and the companies’ assets were liquidated and distributed in 1994. Mr. Torok currently serves as the President and Chief Executive Officer of Amortibanc Management, L.C. since 1993 and as Chairman of the Board, President and Chief Executive Officer of Great Western from its inception until our merger. In addition Mr. Torok has served as Executive Vice President of Amortibanc, Inc. and President of Amortibanc Land and Cattle, L.L.C., Southwest Land and Cattle, L.L.C. and Firebird Financial, L.L.C., as well as other Amortibanc affiliates engaged in real estate development or venture capital. Prior to joining the Amortibanc group of companies, from 1986 to 1992, Mr. Torok served as President and Chief Executive Officer of Lone Pine Capital, a venture capital company specializing in acquisitions management. Prior to joining Lone Pine Capital, from 1981 to 1985, Mr. Torok served as President and Chief Executive Officer of Merrill Lynch Realty, Inc. Under Mr. Torok’s management, Merrill Lynch Realty, Inc. grew from 100 offices to over 380 offices in 38 cities in the United States and four foreign cities, becoming the world’s largest real estate brokerage firm at that time. Prior to joining Merrill Lynch Realty, Inc., Mr. Torok served in various positions, including President of the Container and Core Division of Clevepak Corporation, a former NYSE listed company, President of Associated Forest Products, Inc., Vice President of Finance of Wausau Paper Mills, a Nasdaq quoted company and Controller of the Forest Products Division and the Land Development Division of Owens Illinois, Inc., a Fortune 100 company. Mr. Torok received his M.B.A. from Dartmouth in 1962 and attended law school at Temple University.

     David  J. Weber, 52, joined our board of directors on August 16, 2004, when he joined our company as President and Chief Operating Officer. Prior to joining Great Western, Mr. Weber served in various capacities with several leading homebuilders. From 2000 to 2004, Mr. Weber served as Vice President and Chief Financial Officer of Royce Homes. Prior to that, Mr. Weber served as Regional Vice President for D.R. Horton, Inc. from 1991 to 2000, as Vice President of Finance for Torrey Homes from 1991 to 1998, as Chief Executive Officer of Craftmaster Homes from 1981 to 1990, and as Vice President of Operations for Superior Homes from 1979 to 1981. Mr. Weber received his bachelors degree from Baylor University and a law degree from Atlanta Law School.

     Roger B. Clark, 71, has served as a member our board of directors since 1989. Mr. Clark has been president and chief executive officer of GlennCon, Inc. a leading supplier of goods and services to the worldwide public gaming industry since 1984. From 1970 to 1983, Mr. Clark served in several positions with Glendinning Companies, including president of Glendinning Companies, North America from 1978-83, during which time he was responsible for all U.S. operations, including the consulting, retail promotion, telecom and lottery divisions. Prior to that, Mr. Clark was employed by Procter & Gamble. Mr. Clark received his degree in economics from Amherst College.

     Daniel Tracy, 63, has served as member of our board of directors since 2003. Mr. Tracy is a business consultant and director. Mr. Tracy is currently a director of Edac Technologies Corporation, a publicly traded manufacturer of aerospace components. Mr. Tracy is also a trustee of the YMCA of Metropolitan Hartford, and Renbrook School. In 1998, Mr. Tracy concluded a 35-year career with Arthur Andersen, an international accounting and consulting firm. From 1994 to 1998, Mr. Tracy was responsible for Andersen’s SEC practice in Asia and lived in Hong Kong. In that role he counseled Asian companies involved in private placements and public offerings in the U.S., London and Asian markets. He worked on the first of such public offerings in the United States market for companies in China, Taiwan and Korea, as well as offerings of companies in Indonesia, Australia, the Philippines, Hong Kong, Singapore and Malaysia. From 1975 to 1994, Mr. Tracy was the partner in charge of Andersen’s audit and accounting practice in Hartford, CT (1980-1994) and Rochester, NY (1975-1980). Mr. Tracy received his bachelors degree and MBA from Dartmouth College.

Required Vote

     The four Director-nominees receiving the highest number of votes will be elected. Withheld votes and broker non-votes are not treated as votes cast and, therefore, will have no effect on the proposal to elect Directors.

The Board of Directors recommends a vote “for” approval of Proposal 1.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has selected Grant Thornton, LLP (“Grant Thornton”) as independent auditors to audit our consolidated financial statements for the fiscal year ending September 30, 2004, and is seeking ratification by the stockholders of this selection.

     Stockholder ratification of the selection of Grant Thornton as our independent auditors is not required by our Bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. No representatives of Grant Thornton are expected to be present at the Annual Meeting.

     If the stockholders fail to ratify the election, the Audit Committee will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in our best interest and the best interest of our stockholders.

Required Vote

     The affirmative vote of a majority of the votes duly cast is required to approve this proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the approval of this proposal.

The Board of Directors recommends a vote “for” approval of Proposal 2.

PROPOSAL 3

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK FROM 30,000,000 TO 45,000,000

     The Board has recommended to amend our Articles of Incorporation to increase the number of shares of authorized common stock from 30,000,000 to 45,000,000.

     Our current number of authorized shares of common stock is 30,000,000. The Board has recommended that we increase the number of authorized shares of common stock to 45,000,000. This increase in the number of authorized shares of common stock will provide us with the flexibility necessary to enable the Company to (a) raise additional capital through the issuance of common stock, options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of our common stock; (b) acquire additional assets or businesses by using shares of our common stock for a portion or all of the consideration paid to the sellers; (c) repay indebtedness by issuing shares of common stock in lieu of cash; (d) attract and retain Directors, officers, and key employees and motivate such persons to exert their best efforts on our behalf by issuing options to acquire shares of our common stock; or (e) effect stock splits in the form of a stock dividend or otherwise to make stock dividends to existing stockholders.

     Our Board may issue all of the Company’s authorized, but unissued, common stock for any corporate purpose. The Board may issue these shares at such times and for such corporate purposes as it may deem advisable, without further action by our stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which our common stock may become listed or traded.

     Upon issuance, these shares will have the same rights as our outstanding shares of common stock. Holders of our common stock have no preemptive rights. Other than as set forth herein, we have no arrangements, agreements, understandings, or plans at the present time for the issuance or use of the Company’s unissued shares of common stock proposed to be authorized. The Board does not intend to issue any common stock except on terms that it deems to be in the Company’s best interests as well as that of our then-existing stockholders.

Required Vote

     The affirmative vote of a majority of the votes duly cast is required to approve this proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the approval of this proposal.

The Board of Directors recommends a vote “for” approval of Proposal 3.

THE BOARD OF DIRECTORS

     The Board met three times during the nine months ended September 30, 2003 and the committees of the Board held a total of 1 meeting. On average, the Directors attended 92% of the total Board and committee meetings held during the nine months ended September 30, 2003. No Director attended less than 75% of the aggregate number of meetings of the Board and the committees on which he served during the nine months ended September 30, 2003. We do not currently have a policy with regard to Director’s attendance at the Annual Meeting.

Committees of the Board

     Audit Committee: The primary responsibilities of the Audit Committee of the Board of Directors are to monitor our financial reporting process and internal control system, monitor the audit processes of our independent accountants, and provide an open avenue of communication among our independent accountants, financial and senior management, and the Board of Directors. It prepares an annual report required by the rules of the Commission for inclusion in our proxy statement. The Audit Committee consists of two members, Daniel Tracy (chairman) and Roger B. Clark. The Board has determined that Mr. Tracy qualifies as an “audit committee financial expert.” Prior to our entering into the Woodland Court Townhomes project (“Woodland Court”) (See “Relationships and Related Transactions” below) both Mr. Tracy and Mr. Clark were independent directors within the meaning of applicable Commission rules using the definition of independence found in Rule 4200(a)(15) of the NASD’s listing standards. As a result of the commencement of Woodland Court, our board has determined that, due to the participation by Mr. Tracy and Mr. Clark in this project, Mr. Tracy and Mr. Clark may be deemed to not be independent using this definition. The Audit Committee met one time during the nine months ended September 30, 2003.

     Administrative Committee: Our stock option plan is to be administered by an Administrative Committee consisting of not less than three members of the Board, or if the Board has not designated such a committee, by the entire Board. The entire Board has administered the plan.

     We do not currently have a compensation committee or a nominating committee.

Compensation of Directors

     Non-employee Directors received a meeting fee in respect of all Board and committee meetings attended on a single day, whether in person or by telephone of $1,000. Directors who are our officers do not receive any additional compensation for their services as a Director. All Directors are reimbursed for reasonable expenses incurred to attend Board and committee meetings and perform other relevant Board duties.

     Non-employee Directors participate in our stock option plan. During the nine months ended September 30, 2003, each of the non-employee Directors was granted an option to purchase 50,000 shares of our common stock at an exercise price of $0.15 per share, which the Board determined to be the fair market value of our common stock on the date of issuance.

     For further information, see “Relationships and Related Transactions” below.

COMPENSATION OF EXECUTIVE OFFICER

     The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer. None of our other employees earned more than $100,000 in the nine months ended September 30, 2003, or in the years ended December 31, 2002 or 2001. The long-term compensation columns have been omitted from this table because the balances were zero.

				Other Annual
Name and Principal Positions	Year	Salary(1)	Bonus	Compensation (2)(3)
Jay N. Torok	2003	$106,948	$—	$3,115
Chairman, Chief Executive Officer,	2002	119,308	—	3,475
Treasurer and Director	2001	130,680	—	2,995

(1)	Includes payments made by Great Western Land & Recreation, Inc. a Delaware corporation, before our merger.

(2)	Includes 401(k) Company match.

(3)	Columns (f) through (i) have been omitted as they are not applicable.

     We have not made or contemplated making any advances to any of our officers or directors.

     We maintain a 401(k) profit sharing plan for the benefit of our eligible employees. We make a matching contribution equal to 50% of each participant’s eligible contributions to a maximum of 6% of each participant’s compensation. We can also make a discretionary contribution determined annually by our Board of Directors. In addition, we maintain medical and dental insurance plans for our officers and employees.

     For further information, see “Employment Contract” and “Relationships and Related Transactions” below.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding grants of options to purchase our common stock to Directors and executive officers during the nine months ended September 30, 2003.

	Number of	Percent of				Potential Realizable
	Shares of	Total				Value at Assumed
	Common Stock	Options				Annual Rate of Stock
	Underlying	Granted to				Price Appreciation for
	Options	Employees in	Exercise		Expiration	the Option Term
Name	Granted	Fiscal Year	Price	Grant Date	Date	5%	10%
Roger B. Clark Daniel Tracy	50,000 50,000	25.00% 25.00%	$0.15 $0.15	2/20/2003 2/20/2003	2/20/2013 2/20/2013	$- $-	$— $—

     These options were granted under our stock option plan and will vest over a period of three years. None of our officers or directors exercised options to purchase our common stock during the nine months ended September 30, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

     The following table sets forth, on an aggregate basis, certain information with respect to the value of unexercised options held by our Chief Executive Officer at September 30, 2003.

Number of Securities
	Number of		Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-The-Money Options
	Acquired on	Value	September 30, 2003		at September 30, 2003 (2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jay N. Torok	—	—	931,250	—	$—	$—

(1)	The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	In-the-money options include only options for which the underlying security price at September 30, 2003 was greater than the exercise price of the options. The value of exercisable and unexercisable options equals the difference between the option exercise price and the estimated fair market value of our common stock on September 30, 2003, multiplied by the number of shares underlying the options. Since no public market existed for our common stock at September 30, 2003, the estimated fair market price of $0.15 per share was determined by the Board.

EMPLOYMENT CONTRACT

     We entered into a five-year employment agreement with Mr. Torok, effective September 1, 2001, that provides for an annual salary of $125,000, adjustable annually at the discretion of our Board of Directors, with a minimum annual increase of 4%. Mr. Torok’s agreement also provides for payments to Mr. Torok in the event that his employment is terminated for any reason within its five year term, including payment of the remaining annual salary at a rate of 50% of the rate provided for under the employment agreement, payable for a period double the remaining term under the employment agreement. Under the terms of Mr. Torok’s employment agreement, the agreement shall be automatically extended for one year at the end of each year during the term of the agreement, expiring when Mr. Torok reaches the age of 70. Upon reaching the age of 70, should either party wish to terminate the agreement, Mr. Torok shall be entitled to receive payment of 50% of his last annual salary, each year for five years, provided that Mr. Torok agrees and has made himself available to provide at least 90 days of consulting services to the Company in each of the five years.

     For further information on transactions between us and our senior executive, see the other sections of “Compensation of Executive Officer” above and “Relationships and Related Transactions” below.

AUDIT AND RELATED FEES

     The Audit Committee reviews and approves audit and permissible non-audit services performed by Grant Thornton, LLP (“Grant Thornton”), as well as the fees charged by Grant Thornton for such services. In its review of non-audit service fees and its selection of Grant Thornton as our independent auditors, the Audit Committee considered whether the provision of such services is compatible with maintaining Grant Thornton’s independence.

     Audit Fees. The aggregate fees billed by Grant Thornton for professional services rendered in connection with the audits of our consolidated financial statements and for limited reviews of the interim consolidated financial statements included in our Forms 10-QSB totaled $78,510 during the nine months ended September 30, 2003.

     Financial Information Systems Design and Implementation Fees. During the nine months ended September 30, 2003, Grant Thornton did not, directly or indirectly, operate, or supervise the operation of, our information systems or manage our local area network or design or implement for us a hardware or software system that aggregates source data underlying our financial statements or generates information that is significant to our financial statements taken as a whole.

     All Other Fees. The aggregate fees billed by Grant Thornton for professional services rendered in connection with (a) research and consultation regarding accounting issues and (b) review of the Form 8-K filed by the Company totaled $5,084, which were the only other services performed for the Company during the nine months ended September 3, 2003 other than those described under the caption “Audit Fees” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of August 16, 2004 concerning ownership of our common stock by each director and officer, by all persons who hold of record or are known by us to hold beneficially of record 5% or more of our outstanding shares and by all directors and officers as a group. On August 16, 2004 there were 20,885,399 shares of our common stock outstanding and entitled to vote.

	Shares	Percent of
	Beneficially	Shares
Name and Address of Beneficial Owner	Owned (1)	Outstanding
Five Percent Stockholders:
Amortibanc Investments, L.C. (2)	27,029,095	93.5%
Willard W. Garvey, Revocable Trust (2)	27,029,095	93.5%
Willard W. Garvey Trust Number Thirteen (2)	27,029,095	93.5%
Jean Garvey, Trustee (2)	27,029,095	93.5%
Directors and Executive Officers:
Jay N. Torok (3) (6)	1,279,916	5.8%
David J. Weber (3) (7)	100,000	0.5%
Ron O’Connor (3) (8)	200,000	1.0%
Roger B. Clark (4) (9)	262,393	1.2%
Daniel Tracy (5) (10)	166,667	0.7%
All directors and Executive Officers as a Group (5 Persons)	2,008,976	8.9%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days after August 1, 2004. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder. For purposes of this table, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	The address for Amortibanc Investments L.C., the Willard Garvey Revocable Trust, the Willard W. Garvey Trust Number Thirteen and Jean Garvey is 7309 E. 21st Street North, Suite 120, Wichita, KS 67206. Amortibanc Investments, L.C. disclaims beneficial ownership of these shares. The Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen are the only members of Amortibanc Investments L.C. and thereby share beneficial ownership of these shares. Jean Garvey is the trustee of the Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen. Includes the assumed conversion of $719,000 of preferred stock into 8,124,446 shares of common stock. Does not include 84,726 shares of common stock owned by David Theroux, Mrs. Garvey’s son-in law, 84,726 shares in the name of Paul Theroux for whom David Theroux is custodian, or 84,726 shares in the name of Drake Theroux, for whom David Theroux is custodian.

(3)	The address for Messrs. Torok, Weber and O’Connor is 7373 North Scottsdale Road, Suite C140, Scottsdale, AZ 85253.

(4)	The address for Mr. Clark is 6 Cardinal Road, Hilton Head, SC 29926.

(5)	The address for Mr. Tracy is 88 Wood Pond Road, West Hartford, CT 06107-3541.

(6)	Includes 166,069 shares of common stock owned by Mr. Torok, 10,165 shares owned by Lone Pine Industries, Inc., a company controlled by Mr. Torok, 22,432 shares owned by Western Reserve Environmental Services, a company in which Mr. Torok has an interest, primarily in a joint trust with Anne V. Hodgkins, Mr. Torok’s wife, and 1,081,250 shares of common stock issuable upon the exercise of vested stock options.

(7)	Includes 100,000 shares of common stock issuable upon the exercise of vested stock options. Does not include 200,000 shares of common stock issuable upon the exercise of stock options that will not vest within 60 days of August 16, 2004.

(8)	Includes 200,000 shares of common stock issuable upon the exercise of vested stock options. Does not include 100,000 shares of common stock issuable upon the exercise of stock options that will not vest within 60 days of August 16, 2004.

(9)	Includes 62,500 shares of common stock owned by Mr. Clark, 1,976 shares owned by Clark-Bemis Lumber Company, a company controlled by Mr. Clark, and 197,917 shares of common stock issuable upon the exercise of vested stock options. Does not include 33,333 shares of common stock issuable upon the exercise of stock options that will not vest within 60 days of August 16, 2004.

(10)	Includes 166,667 shares of common stock issuable upon the exercise of vested stock options. Does not include 33,333 shares of common stock issuable upon the exercise of stock options that will not vest within 60 days of August 16, 2004.

RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to March 1, 2003, we owned an 85% interest in Willow Springs Ranch, LLC, with several minority investors owning the remaining 15%. The minority investors included, among others, Lafayette Financial Services (a company that is 50% owned by the Chairman of our Board of Directors) and another partnership controlled by our Chairman. On March 1, 2003, we bought out the minority investors’ interest in exchange for 640 acres of Arizona ranch land and cancellation of a $134,962 payable.

     Effective July 8, 2003, in exchange for a $650,000 note payable, we acquired land in Stafford, Texas for $125,000 and also agreed to acquire a 34% interest in #22 Stafford Springs LTD (“Stafford Springs”) for $525,000. Stafford Springs owns the Summer Park Duplexes, a 168-unit, HUD-financed, manufactured housing duplex rental community in Stafford, Texas. The $525,000 paid for Stafford Spring is a deposit pending receipt of final approval of this transaction by HUD. As of September 30, 2003, HUD approval had not yet been received. This note was paid off on September 29, 2003 at a discount of $260,000. The Chairman of our Board of Directors also owns 33% of Stafford Springs.

     On September 19, 1997, Laguna Investments L.L.C. (“Laguna Investments”), one of our subsidiaries, acquired a 25.52% ownership in Laguna at Arrowhead Apartments L.L.C. (“Laguna”), which owns an apartment complex in Phoenix, Arizona. On December 30, 2002, we sold a 7.1% interest in Laguna Investments to Lafayette for $35,500 in partial payment of the note payable to Lafayette. Lafayette is 50% owned by the Chairman of our Board of Directors. On September 29, 2003, we sold an additional 6.37% interest in Laguna Investments to Lafayette for $31,855, also in partial payment of the note payable to Lafayette. On September 29, 2003, we also sold a 3.0% interest in Laguna Investments to Torok Partners, LLC for $15,000 in exchange for Torok Partners’ minority interest in one of our projects. Torok Partners is controlled by the Chairman of our Board of Directors. As a result of these transactions, at September 30, 2003 we own 83.53% of Laguna Investments, which represents a 21.32% interest in Laguna.

     In December 2003, the three members of our Board of Directors invested a total of $150,000 in exchange for a subordinated note payable from Villa Maria, LLC and a 17.5% minority interest in Villa Maria, LLC. The Company currently owns the remaining 82.5% of Villa Maria, LLC together with a subordinated payable. Villa Maria, LLC is constructing Woodland Court, a planned 43-unit townhome project located in College Station, Texas. Interest on the $150,000 balance accrues at 10% per annum, with principal and interest due at the end of the project. We believe that the terms of the subordinated note payable are at least as good as we could have obtained through arms-length negotiations.

In March 2004, the Chairman of our Board of Directors made two non-interest bearing loans to the Company totaling $32,000. As of August 1, 2004, one of these loans, totaling $15,000 remained outstanding.

     For further information, see “Compensation of Executive Officer” and “Employment Contract” above.

SECTION 16(a) REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our transfer books and copies of Section 16(a) forms that we have received, we believe that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that, Roger B. Clark and Daniel Tracy each received stock options in February 2003 to purchase 50,000 shares of common stock. Prior to December 29, 2003, Form 5’s were filed with the Securities and Exchange Commission to report these transactions and to report Mr. Tracy’s status as a filing person.

MISCELLANEOUS INFORMATION

Solicitation of Proxies

     The entire cost of soliciting proxies will be borne by us. In addition to the solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the stock and secure their voting instructions, if necessary. We will reimburse such record holders for their reasonable expenses in so doing. We may also use several of our regular employees, who will not be specially compensated, to solicit proxies, either personally or by telephone, telegram, facsimile or special delivery letter.

Annual Report/Form 10-KSB

     Our 2003 Annual Report to Stockholders, which includes our Annual Report on Form 10-KSB (without certain exhibits and financial statements which are excluded from our Annual Report to Stockholders pursuant to Rule 14a-3(b) of the Exchange Act) for the fiscal year ended September 30, 2003, is being mailed concurrently with this proxy statement to all stockholders of record as of August 10, 2004. Those exhibits and financial statements that are excluded from our Annual Report to Stockholders as described above are available for the cost of photocopying. To receive a copy, please write to our Chief Financial Officer at the Company’s address.

Other Business

     Other than the election of Directors, the ratification of Grant Thornton as independent auditors and the amendment to our Articles of Incorporation to increase our authorized share capital, we do not intend to bring any other matters to be voted on at the meeting. We are not currently aware of any other matters that will be presented by others for action at the meeting. If, however, other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on such matters to the extent authorized under the Exchange Act.

Code of Business Ethics

     We have adopted a Code of Business Ethics that applies to our Chief Executive Officer, Chief Financial Officer and other persons performing similar functions, as well as to our Directors and all other employees. The Code of Business Ethics, including future amendments, is available free of charge by contacting us at 7373 N. Scottsdale Road, Suite C140, Scottsdale, AZ 85253. Amendments and waivers of the Code of Business Ethics for Directors or executive officers of the Company will be posted on our website or filed on Form 8-K in accordance with applicable Commission rules.

Stockholder Communications with the Board of Directors

     Historically, we have not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort is made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Chief Financial Officer, at the Company’s address with a request to forward the same to the intended recipient. To the extent it is practicable, such communications will generally be forwarded unopened.

Stockholder Proposals

     Stockholder proposals that are intended to be presented by our stockholders at our annual meeting of stockholders to be held during calendar 2005 must be received by us no later than [insert date in 2005 that is 120 days before mailing date in 2004] in order to be included in the proxy statement and form of proxy relating to our 2005 annual meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2005, except in circumstances where (a) we receive notice of the proposed matter no later than ___and (b) the proponent complies with the other requirements set forth in Rule 14a-4.

     Stockholders are urged to mark, sign, date and mail the proxy in the enclosed postage-paid envelope. Your prompt response is appreciated.

By order of the Board of Directors

/s/ Jay N. Torok
Jay N. Torok
Chief Executive Officer

Dated: August 16, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
GREAT WESTERN LAND AND RECREATION, INC.
ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Jay N. Torok and Ron O’Connor, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them, or either of them, or such substitute, to represent and to vote, as designated below, all of the shares of common stock of Great Western Land and Recreation, Inc. (the “Company”) held of record by the undersigned as of the close of business on ___, 2004, at the annual meeting of shareholders to be held on ___, 2004, at ___P.M. (Phoenix, Arizona time), and at any adjournment thereof.

1. ELECTION OF DIRECTORS.

[ ] FOR all nominees listed below	[ ] WITHHOLD AUTHORITY
(except as indicated)	to vote for each nominee listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

Jay N. Torok	David J. Weber	Roger B. Clark	Daniel Tracy

2. RATIFICATION OF INDEPENDENT AUDITORS.

     To ratify the selection of Grant Thornton LLP, Certified Public Accountants, as the auditors of the Company for the Company’s fiscal year ending September 30, 2004.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 45,000,000.

     To amend the Company’s articles of incorporation to increase the number of shares of authorized common stock from 30,000,000 to 45,000,000.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE; FOR PROPOSAL 2 AND, WITH RESPECT TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS APPROPRIATE IN THE JUDGMENT OF THE PROXIES NAMED HEREIN.

Receipt of Notice of Annual Meeting of Shareholders and related Proxy Statement dated ___, 2004 is hereby acknowledged.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administer, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY, USING THE ENCLOSED ENVELOPE

Signature

Signature if held jointly